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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated February 27, 2015, with respect to the consolidated balance sheets of Duke/Hulfish, LLC and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income, members' equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement Schedule III, which report appears in the December 31, 2014 annual report on Form 10-K of Chambers Street Properties. Our report refers to a change in the method of accounting for discontinued operations in 2014 due to the adoption of FASB ASU No. 2014-8, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Indianapolis, Indiana
September 11, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm